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                                                                   EXHIBIT 10.23

                              INVESTOR'S AGREEMENT

         THIS INVESTOR'S AGREEMENT (this "Agreement"), is entered into as of June 16, 1997, among PAUL BENDER, an individual resident of the State of Virginia ("Bender"), SYNQUEST, INC., a Georgia corporation ("SynQuest"), and WARBURG, PINCUS INVESTORS, L.P., a Delaware limited partnership ("Warburg").

         In consideration of the mutual promises, representations, warranties and conditions set forth in this Agreement, Bender and SynQuest mutually agree as follows:

                  ARTICLE I.        DEFINITIONS.

         Capitalized terms used in this Agreement and not otherwise defined have the respective meanings specified in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 16, 1997, among Bender, SynQuest, Bender Consulting, Inc., a Georgia corporation, and Bender Management Consultants Inc., a Delaware corporation.

                  ARTICLE II.       INVESTMENT REPRESENTATIONS.

         (a) Bender represents and warrants to SynQuest that he is a resident of the State of Virginia and is not acquiring the SynQuest Shares for the account or benefit of any other person.

         (b) Bender represents and warrants to SynQuest that he is acquiring the SynQuest Shares for investment purposes only and for his own account (i.e., with the intent of holding the SynQuest Shares for investment and without the intent of participating directly or indirectly in a distribution of the SynQuest Shares) and without the participation of any other person respecting Bender's acquisition of the SynQuest Shares. By execution of this Agreement, Bender represents and warrants to SynQuest that he has no agreement, contract or understanding with any person or entity to sell, transfer, or grant rights in any of the SynQuest Shares.

         (c) Bender acknowledges and agrees that the SynQuest Shares to be acquired by him may not be offered for sale, hypothecated, sold, transferred or otherwise disposed of, unless the SynQuest Shares are transferred (i) in accordance with Regulation S of the Securities Act of 1933 (the "Securities Act"), (ii) pursuant to registration under the Securities Act, or (iii) pursuant to an available exemption from registration.

         (d) Bender represents and warrants to SynQuest that he (i) has the knowledge, skill and experience in business and financial matters, based on actual participation, so that he is capable of evaluating the merits and risks of this investment in SynQuest and the suitability thereof as an investment for himself, (ii) has sufficient net worth to sustain a loss of all of his interest in the SynQuest Shares, without economic hardship if such a loss should occur and can


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bear the economic risk of his investment in SynQuest Shares, (iii) understands that an investment in the SynQuest Shares is speculative and involves a high degree of risk of loss, and (iv) has received such documents and information as he has requested and has had an opportunity to ask questions of and receive satisfactory answers from SynQuest concerning the terms and conditions of the investment in the SynQuest Shares contemplated under the Merger Agreement, and based thereon believes that he can make an informed investment decision.

         (e) Bender represents and warrants that he understands that he must bear the economic risk of his investment in the SynQuest Shares for an indefinite period of time because the SynQuest Shares are not registered under the Securities Act or any state securities laws and may not be resold unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. Bender agrees that he will not attempt to pledge, transfer, convey or otherwise dispose of his SynQuest Shares, except in a transaction that is the subject of either (i) an effective registration statement under the Securities Act and any applicable state securities laws, or (ii) an opinion of counsel, which opinion and counsel must be satisfactory SynQuest, to the effect that such registration is not required. SynQuest may rely on such an opinion of counsel in making such determination. Bender understands that no public market now exists, or may ever exist, for the SynQuest Shares.

         (f) Bender acknowledges that he has had the opportunity to ask questions of SynQuest's officers with respect to the terms and conditions of the offering of the SynQuest Shares and the business and financial condition of SynQuest.

                  ARTICLE III.      RESTRICTIVE LEGEND AND NOTICE OF PROPOSED
TRANSFER.

         (a) Restrictive Legend. Each certificate representing the SynQuest Shares and each certificate issued upon exchange or transfer of the SynQuest Shares must be stamped or otherwise imprinted with a legend substantially in the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAW OR THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE CORPORATION AS HAVING ANY INTEREST IN SUCH SHARES, UNLESS SUCH SHARES ARE TRANSFERRED IN ACCORDANCE WITH REGULATION S OF THE FEDERAL ACT OR ARE THE SUBJECT OF (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE FEDERAL ACT AND


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ANY APPLICABLE STATE SECURITIES LAWS OR (II) AN OPINION OF COUNSEL, WHICH
OPINION AND COUNSEL MUST BE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT THE TRANSACTION BY WHICH SUCH SHARES WILL BE OFFERED FOR SALE, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS OR IS OTHERWISE IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACTS."

         (b) Notice of Proposed Transfer. Prior to any proposed transfer of any SynQuest Shares by Bender, Bender must give written notice to SynQuest of his intention to effect such transfer. Each such notice must describe the manner of the proposed transfer and, if requested by SynQuest, must be accompanied by an opinion of counsel reasonably satisfactory to SynQuest to the effect that the proposed transfer of the SynQuest Shares may be effected without registration under the Securities Act or under any applicable blue sky or state securities laws, whereupon Bender will be entitled to transfer such SynQuest Shares in accordance with the terms of his notice. Each certificate for SynQuest Shares transferred as above provided must bear the legend set forth in Article III, except that such certificate will not bear the legend if (i) the transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of SynQuest) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

         ARTICLE IV.       RIGHT OF FIRST REFUSAL.

         Bender agrees that he will not, directly or indirectly, transfer any of the SynQuest Shares owned by him unless in each such instance Bender has first made the offers to sell to SynQuest and Warburg contemplated by this Article IV, and such offers have been accepted. Notwithstanding the foregoing, the provisions of this Article IV will not apply to a transfer of SynQuest Shares by Bender to any member of Bender's immediate family, provided that the transferee agrees, in writing, to be bound by the provisions of this Agreement as if he or she were Bender.

         (a) Offer of Transfer. Copies of Bender's offer to transfer must be given to SynQuest and to Warburg and must consist of an offer to sell to SynQuest or, failing its election to purchase, then an offer to sell to Warburg, all of the shares then proposed to be transferred by Bender (the "Subject Shares") pursuant to a bona fide offer of a third party, to which copies must be attached a statement of intention to transfer to such third party, the name and address of the prospective third party transferee, the number of shares involved in the proposed transfer, and terms of such transfer. If SynQuest does not elect to purchase the


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Subject Shares or is legally unable to do so, SynQuest will promptly notify
Warburg, at which point Warburg will have the right to purchase such Subject Shares.

         (b) Acceptance of Offer. Within 10 business days after the receipt of the offer described in subsection (a) above, SynQuest may, at its option, elect to purchase all, but not less than all, of the Subject Shares. SynQuest may exercise such option by giving notice thereof to Bender and to Warburg within such 10 business day period. In the event that SynQuest does not exercise its option to purchase, Warburg may exercise its option to purchase by giving notice thereof to Bender and to SynQuest within 10 business days after receipt of notice from SynQuest in accordance with subsection (a) above to the effect that SynQuest did not exercise its option to purchase. In either event, the notice required to be given by the purchasing party must specify a date for the closing of the purchase which may not be more than 20 business days after the date of the giving of such notice or within 20 business days after the conclusion of an appraisal procedure conducted pursuant to subsection (e) below.

         (c) Purchase Price. The purchase price per share for the Subject Shares must be the price per share offered to be paid by the prospective transferee described in the offer, which price must be paid in cash or, if so provided in the offer of the prospective transferee, cash plus deferred payments of cash, in the same proportions, and with the same terms of deferred payment, as therein set forth.

         (d) Consideration Other Than Cash. If the offer of Subject Shares under this Article IV is for consideration other than cash or cash plus deferred payments of cash, Warburg or SynQuest must pay the cash equivalent of such other consideration. If Bender and Warburg or SynQuest cannot agree on the amount of such cash equivalent within 10 business days after the beginning of the 20 business day period under subsection (b), any of such parties may, by 3 business days' written notice to the other, initiate appraisal proceedings under subsection (e) for determination of the cash equivalent. SynQuest or Warburg may give notice to Bender revoking an election to purchase the Subject Shares within 10 days after determination of the appraised value, if it chooses not to purchase the Subject Shares. The other purchasing party will then have 10 business days in which to elect to purchase the Subject Shares not purchased because of such revocation.

         (e) Appraisal Procedure. If any party initiates an appraisal procedure to determine the amount of the cash equivalent of any consideration for Subject Shares under subsection (d), then Bender, on the one hand, and SynQuest or Warburg, on the other hand, will each promptly appoint as an appraiser an individual who must be a member of a nationally recognized investment banking firm. Each appraiser must, within 20 business days of appointment, separately investigate the value of the consideration for the Subject Shares as


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of the proposed transfer date and must submit a notice of an appraisal of that value to each party. Each appraiser will be instructed to determine such value by taking into account reasonably quantifiable tax benefits, if any, to Bender associated with Bender receiving other consideration rather than cash. If the appraised values of such consideration (the "Earlier Appraisals") vary by less than 10%, the average of the two appraisals on a per share basis will be controlling as the amount of the cash equivalent. If the appraised values vary by more than 10%, the appraisers, within 10 business days of the submission of the last appraisal, must appoint a third appraiser who will be member of a nationally recognized investment banking firm. The third appraiser must, within 20 business days of his appointment, appraise the value of the consideration for the Subject Shares as of the proposed transfer date and submit notice of his appraisal to each party. The value determined by the third appraiser will be controlling as the amount of the cash equivalent unless that value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control. If the value determined by the third appraiser is less than the two Earlier Appraisals, the lower of the two Earlier Appraisals will control. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the required period, the appraisal submitted by the remaining appraiser will be controlling. The cost of the first appraisal initiated under subsection (d) with respect to Bender will be paid by SynQuest. Thereafter, the cost of any such appraisals will be shared one-half by Bender and one-half by Warburg or SynQuest depending on who initiated the appraisal procedure.

         (f) Closing of Purchase. The closing of the purchase will take place on the closing date stated in the purchase notice pursuant to subsection
(b) hereof, at the office of SynQuest or such other mutually agreeable location or date and the purchase price, to the extent comprised of cash, will be paid at the closing, and cash equivalents and documents evidencing any deferred payments of cash permitted pursuant to subsection (c) above will be delivered at the closing. At the closing, Bender will deliver to the purchaser of the Subject Shares the certificates evidencing the Subject Shares to be conveyed, duly endorsed or accompanied by a duly executed separate stock power.

         (g) Release from Restriction; Termination of Rights. If the offer to sell is neither accepted by SynQuest nor by Warburg, or if the closing fails to take place in accordance with subsection (f) above by the closing date stated in the purchase notice, unless otherwise agreed to by Bender and the party that gave notice of its intention to purchase the Subject Shares, Bender may make a bona fide transfer to the prospective transferee named in the statement attached to the offer in accordance with the agreed-upon terms of such transfer, provided, that (i) such transfer will be made only in strict accordance with the terms therein stated and (ii) the transferee agrees, in writing, to be bound by the provisions of this Agreement as if he or it were Bender. However, if Bender fails to make such transfer within 45 business days following the expiration of the time provided in this Agreement for the election to purchase,


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such shares will again become subject to all the restrictions of this Article
IV. The right of first refusal granted under this Article IV will terminate if SynQuest breaches any material payment obligation to Bender under Article V (Put Right) or under Sections 3.1 (Salary) and 3.2 (Bonus) of the Employment Agreement, dated June 16, 1997, between SynQuest and Bender, and SynQuest fails to cure such breach within thirty (30) days following receipt by SynQuest of written notice of default by Bender.

         ARTICLE V. PUT RIGHT. On the third anniversary of the Merger Agreement, and on each of the subsequent four (4) anniversaries of the Merger Agreement, Bender may elect to put up to twenty percent (20%) of the SynQuest Shares (that is, up to 150,000 of the SynQuest Shares) at a price equal to $8.00 per share (no dividends or accrued interest will be payable with respect to the shares). In order to exercise his put rights under this Article, Bender must deliver a written notice of his election to SynQuest specifying the number of SynQuest Shares Bender elects to sell to SynQuest ("Put Election Notice"). Each Put Election Notice will constitute an irrevocable election to sell the shares identified in the Put Election Notice and must be delivered by Bender to SynQuest no later than sixty (60) days prior to the anniversary date specified above. Within thirty (30) days of delivery by Bender to SynQuest of any Put Election Notice, SynQuest will pay Bender an amount equal to $8.00 per share for the number of shares specified in the Put Election Notice, and Bender will deliver to SynQuest good title, free and clear of any liens, of such shares. The put rights granted under this Article automatically expire and will be null and void and have no other force and effect upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock for the account of SynQuest to the public generally.

         ARTICLE VI. OPTION TO PURCHASE ADDITIONAL SHARES. Prior to the consummation of an offering of any of the capital stock of SynQuest to Warburg or its Affiliates (as defined below), Bender will have a right of first refusal to purchase that number of shares of SynQuest's capital stock, at the same price to be paid by Warburg or its Affiliates, up to and equal to that number of shares necessary, based on the proposed offering to Warburg or its Affiliates, to maintain Bender's then-current fully-diluted equity interest percentage in SynQuest; provided, however, that the right of first refusal granted under the preceding clause will only apply to Bender's equity interest in SynQuest up to five percent (5%) (for example, if Bender owns three percent (3%) of the fully-diluted equity of SynQuest prior to a proposed offering of additional shares to Warburg, then Bender will have the right to purchase enough shares to maintain his fully-diluted interest at three percent (3%); and if Bender owns seven percent (7%) of the fully-diluted equity of SynQuest prior to a proposed offering of additional shares to Warburg, then Bender will have the right to purchase enough shares to maintain his interest at five percent (5%)). In order to exercise this right, Bender (i) must notify SynQuest within thirty (30) days of Bender's receipt of notice from SynQuest of the proposed investment


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by Warburg or its Affiliates as to whether or not Bender desires to purchase any capital stock of SynQuest, and (ii) must make a capital contribution in cash, or in such other form acceptable to the Board of Directors of SynQuest, within ten
(10) days of notifying SynQuest of his intent to exercise his right to make such capital contribution. "Affiliates" means any Entity that directly or indirectly controls or is controlled by or under direct or indirect common control with Warburg. For purposes of this Agreement, (i) "control" means ownership of fifty percent (50%) or more of the voting capital stock or other voting securities of Warburg or such other Entity, as applicable, (ii) "controlling" and "controlled" have meanings correlative to the foregoing, and (iii) "Entity" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof. The option to purchase additional shares granted under this Article automatically expire and will be null and void and have no other force and effect upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of SynQuest to the public generally.


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         The parties have caused this Agreement to be duly executed as of June
16, 1997.

                                    SynQuest:

                                    SYNQUEST, INC.


                                    By: /s/
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------

                                    Bender:


                                     /s/ Paul Bender
                                    --------------------------------------------

                                    Warburg:

                                    WARBURG, PINCUS INVESTORS, L.P.
                                    BY: WARBURG, PINCUS & CO., GENERAL PARTNER


                                    By: /s/ Joseph Landy
                                       -----------------------------------------

                                    Title: Partner
                                          --------------------------------------


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